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                                             Exhibit A

NEES Energy, Inc.
Consolidated Balance Sheet (Thousands of Dollars)
As of December 31, 1997
(Unaudited, Subject to Adjustment)

ASSETS
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Current assets:
  Cash                                                    $ 1,609
  Accounts receivable                                       9,540
  Inventory                                                 2,892
  Unbilled revenue                                          5,117
  Prepaid and other current assets                          1,980
                                                          -------
  Total current assets                                     21,138
                                                          -------

Fixed assets                                              $ 1,728
Less accumulated depreciation                               (324)
                                                         --------
  Net fixed assets                                          1,404
                                                         --------

Other investments                                             580
Goodwill                                                      297
Deferred federal and state income taxes                       725
Other assets                                                4,622
                                                          -------
                                                          $28,766
                                                          =======

LIABILITIES AND CAPITALIZATION
------------------------------

Current liabilities:
  Accounts payable                                        $ 2,382
  Accounts payable to affiliates                              358
  Accrued liabilities                                      12,182
                                                          -------
Total current liabilities                                  14,922

Other long-term liabilities                                   319
Capital lease obligation                                      100
                                                          -------
Total liabilities                                          15,341
                                                          -------
Parent company's investment:
  Common stock, par value $1 per share                          1
  Subordinated notes payable to parent                     22,717
  Accumulated deficit                                     (9,484)
                                                          -------
                                                           13,234

Minority interest                                             191
                                                          -------
                                                          $28,766
                                                          =======